UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2005

Shells Seafood Restaurants, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28258	65-0427966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16313 N. Dale Mabry Hwy, Suite 100, Tampa, FL		33618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 961-0944

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On May 24, 2005, Shells Seafood Restaurants, Inc. (the “Company”) entered into definitive securities purchase agreements with accredited investors for the sale of an aggregate of $6.9 million of its securities in a private placement to the accredited investors (the “Financing”). The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01. A form of the securities purchase agreements is attached as an exhibit to this Current Report on Form 8-K.

In March 2005, Trinad Capital, L.P. (“Trinad”), Bruce Galloway (“Galloway”) and Frederick R. Adler (“Adler”), security holders who each beneficially own more than ten percent of the Company’s common stock, provided the Company with a $1,600,000 revolving line of credit pursuant to a certain Loan and Security Agreement dated as of March 9, 2005 which was to mature on the earlier of March 31, 2006 or the closing of a financing providing the Company not less than $1,600,000 in net proceeds (the earlier of such dates being the “Maturity Date”). On May 23, 2005, Trinad, Galloway, Adler and the Company entered into Amendment No. 1 to Loan and Security Agreement which extended the Maturity Date of the line of credit to May 23, 2007.

Item 3.02 Unregistered Sales of Equity Securities.

Under the terms of the Financing, the Company sold approximately 460,000 units, with each unit consisting of (i) one share of the Company’s Series B Convertible Preferred Stock (convertible into 20 shares of the Company’s common stock, subject to adjustment under certain circumstances) and (ii) a warrant to purchase 10 shares of the Company’s common stock at an exercise price of $1.30 per share. The purchase price was $15.00 per unit. Of the $6.9 million of securities issued, $1.3 million represents the conversion of related party debt to units and $348,000 represents the conversion of outstanding convertible debentures to units, all on a dollar-for-dollar basis.

The Company sold the units in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder based upon, among other things, written investment representations of the purchasers as to their status as Accredited Investors (as that term is defined in Regulation D). In addition, the certificates representing the shares of Series B Convertible Preferred Stock and warrants issued in the Financing each bear customary restrictive stock legends.

As part of the Financing, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”), to register for resale the shares of common stock underlying the Series B Convertible Preferred Stock and the warrants issued as part of the units. The Company has committed to use its reasonable best efforts to file the registration statement within 45 days of the closing of the private placement. The securities purchase agreements provide for a liquidated damages payment to the investors in the event such filing does not occur within the specified time, and a further liquidated damages payment in the event the registration statement is not declared effective by the SEC within 90 days after its filing (but only if the failure to become effective is primarily due to the fault of the Company). JMP Securities LLC acted as the placement agent to the Company in connection with the Financing and received a warrant representing the right to purchase 37,651 units (10% of all units sold in the Financing, excluding units issued upon the conversion of related party debt) at an exercise price of $15.00 per unit.

See Item 1.01 above.

Item 3.03 Material Modifications to Rights of Security Holders.

Effective May 23, 2005, the Company filed with the Secretary of State of the State of Delaware the Certificate of Designations of Series B Convertible Preferred Stock (the “Certificate of Designations”). The Series B Convertible Preferred Stock ranks senior to the Company’s common stock as to distributions upon a Liquidation Event (as defined in the Certificate of Designations). In addition, the holders of Series B Convertible Preferred Stock possess certain other rights that may affect the rights of the Company’s common stock holders. See Item 5.03 below.

Item 5.01 Changes in Control of Registrant.

As successor holders of an aggregate of $2,000,000 principal amount promissory notes of the Company, originally issued in a private financing transaction in January 2002, Galloway Capital Management, LLC (“GCM”), Trinad and Adler were parties to an Investor Rights Agreement that gave them the right to nominate individuals to serve on the Company’s board of directors. As part of the May 24, 2005 Financing, all outstanding amounts under the promissory notes were extinguished and as a result, the Investor Rights Agreement and the rights of GCM, Trinad and Adler to nominate individuals to serve on the Company’s board of directors terminated upon the repayment.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

Effective May 23, 2005, the Company amended its Amended Certificate of Incorporation to designate the rights and preferences of the Company’s Series B Convertible Preferred Stock. Except as may be otherwise provided in the Certificate of Designations or as otherwise required by applicable law, the Series B Convertible Preferred Stock shall vote together with the Company’s common stock as a single class on all actions to be taken by the stockholders of the Company. Each share of Series B Convertible Preferred Stock entitles the holder thereof to one vote per each whole share of the Company’s common stock into which such share of Series B Convertible Preferred Stock is convertible.

If the Company’s Board of Directors declares a dividend payable upon the then outstanding shares of the Company’s common stock, the Board will declare at the same time a dividend upon each outstanding share of the Series B Convertible Preferred Stock equal to the amount payable on the largest number of whole shares of the Company’s common stock into which each share of the Series B Convertible Preferred Stock is then convertible pursuant to the Certificate of Designations.

Upon any Liquidation Event (as defined in the Certificate of Designations), each holder of shares of Series B Convertible Preferred Stock is entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, before any payment shall be made to the holders of the Company’s common stock or any other class or series of stock ranking on liquidation junior to the Series B Convertible Preferred Stock, the Series B Liquidation Preference Payment (as defined in the Certificate of Designations).

The holder of any shares of Series B Convertible Preferred Stock has the right, at the holder’s option at any time and from time to time, to convert any shares of Series B Convertible Preferred Stock into such number of fully paid and nonassessable shares of the Company’s common stock as is obtained by dividing (i) the Series B Liquidation Value (as defined in the Certificate of Designations), plus all declared and unpaid dividends thereon, by (ii) the Conversion Price (as defined in the Certificate of Designations) then in effect.

The foregoing description of certain material terms of the Certificate of Designations is qualified in its entirety by reference to the Certificate of Designations of the Company’s Series B Convertible Preferred Stock, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as a part of this Current Report on Form 8-K.

Item No. Description

4.1	Certificate of Designations of Series B Convertible Preferred Stock of Shells Seafood Restaurants, Inc. dated May 23, 2005.

10.1	Form of Securities Purchase Agreement dated May 24, 2005, by and among Shells Seafood Restaurants, Inc. and the investors parties thereto.

10.2	Form of Warrant issued to the investors pursuant to the Securities Purchase Agreement dated May 24, 2005.

10.3	Form of Placement Agent Warrant issued to JMP Securities LLC.

10.4	Amendment No. 1 to Loan and Security Agreement, dated as of May 23, 2005.

99.1	Press Release of Shells Seafood Restaurants, Inc. issued on May 25, 2005 announcing the private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date : May 27, 2005	SHELLS SEAFOOD RESTAURANTS, INC.
By: /s/ Leslie J. Christon
Name: Leslie J. Christon
Title: President and Chief Executive Officer